REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Lone Star Industries, Inc.:

We have audited the consolidated financial statements and the financial statement schedules of Lone Star Industries, Inc. and Consolidated Subsidiaries as listed in the Index to Financial Statements and Schedules on Page 38 of this Form 10-K. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We did not audit the combined financial statements or the financial statement schedule information of the foreign operations of the Company (which, as discussed in Note 10, were substantially sold in 1993), which financial statements represent total assets of 13% of the consolidated assets as of December 31, 1992 and total revenues of 10% and 14% of the consolidated revenues for 1992 and 1991, respectively. These statements were audited by other auditors, whose report, which has been furnished to us, includes an explanatory paragraph regarding the change, as discussed in Note 31 herein, in accounting for income taxes by the Company's foreign operations, and our opinion, insofar as it relates to the amounts included for the foreign operations, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lone Star Industries, Inc. and Consolidated Subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. In addition, in our opinion, based upon our audits and the report of other auditors, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

The accompanying consolidated financial statements and financial statement schedules have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, in December 1990, Lone Star Industries, Inc. and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. These filings and related circumstances raise substantial doubt about their ability to continue as going concerns. The continuation of their businesses as going concerns is contingent upon, among other things, a plan of reorganization becoming effective, future profitable operations, and the ability to generate sufficient cash from operations, asset sales and financing sources to meet obligations. The accompanying financial statements and financial statement schedules do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary as a consequence of these uncertainties.

As discussed in Note 32, the accompanying consolidated financial statements include accruals related to the remediation of certain environmental sites. The Company's ultimate liability for remediation costs, at these and other sites, in excess of amounts recorded in the accompanying financial statements, is not presently determinable.

As discussed in Notes 30 and 31 to the consolidated financial statements, the Company changed its method of accounting for other postretirement benefits and income taxes in 1992.




COOPERS & LYBRAND
Stamford, Connecticut
February 17, 1994


             Report of Other Independent Accountants



To the Board of Directors of
Lone Star Industries, Inc.



In our opinion, the combined balance sheet and the related combined statements of income and equity and of cash flows and supporting Schedules I, V, VI, VIII and X to the Form 10-K (none of which are presented separately herein) present fairly, in all material respects, the financial position of Lone Star Industries, Inc. International Division at December 31, 1992 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1992, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the combined financial statements of Lone Star Industries, Inc. International Division for any periods subsequent to December 31, 1992.

As discussed in Note 31 to the financial statements, the Company changed its method of accounting for income taxes in 1992.




PRICE WATERHOUSE
Stamford, Connecticut
February 4, 1993